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                                                                    EXHIBIT 2.2


             FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") is made and entered into as of this 15th day of May, 1998, by and among (i) InSight Health Services Corp., a Delaware corporation ("InSight"),
(ii) SMSI Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of InSight ("Newco"), (iii) Signal Medical Services, Inc., a Delaware corporation (the "Company"), (iv) SMSI Holdings, Inc., a Connecticut corporation ("SMSI") and (v) Brian P. Stone ("Stone"), Thomas W. Crucitti ("Crucitti") and Todd Stowell ("Stowell") (Stone, Crucitti and Stowell are sometimes collectively referred to herein as the "Minority Stockholders" and, with SMSI, as the "Stockholders").

                                       RECITALS

     A. InSight, Newco, the Company and the Stockholders are parties to an Agreement and Plan of Merger dated as of April 15, 1998 (the "Agreement") which, by its terms, may be terminated by the parties if certain conditions set forth therein are not satisfied by May 15, 1998.

     B.   The parties wish to extend the term of the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, InSight, Newco, the Company and the Stockholders mutually agree as follows, with capitalized terms used herein and not defined having the meanings ascribed to them in the Agreement.

     1. Sections 9.1(d) and 9.1(e) of the Agreement are hereby amended in their entirety as follows:

          (d) InSight and Newco, if the conditions set forth in Sections 8.1 or 8.3 shall not have been satisfied or waived by May 18, 1998; or

          (e) the Company and the Stockholders, if the conditions set forth in Sections 8.1 or 8.2 shall not have been satisfied or waived by May 18, 1998; or

     2. This First Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

     3. Except as amended hereby, the Agreement remains in full force and effect and the parties hereby ratify and confirm each and every provision thereof.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and
Plan of Merger as of the date first written above.

     INSIGHT HEALTH SERVICES CORP.


     By:    /S/ E. LARRY ATKINS
          ---------------------------------
     Name:  E. Larry Atkins
     Title: President and CEO

     SMSI ACQUISITION COMPANY


     By:   /S/ E. LARRY ATKINS
          ---------------------------------
     Name:  E. Larry Atkins
     Title: President and CEO

     SIGNAL MEDICAL SERVICES, INC.


     By:  /S/ DAVID M. KARCHNER
          ---------------------------------
     Name:  David M. Karchner
     Title: CFO

     SMSI HOLDINGS, INC.


     By:  /S/ ROBERT T. BROWN
          ---------------------------------
     Name:  Robert T. Brown
     Title:


     MINORITY STOCKHOLDERS

     /S/ BRIAN P. STONE
     ---------------------------------
     Brian P. Stone


     /S/ THOMAS W. CRUCITTI
     ---------------------------------
     Thomas W. Crucitti


     /S/ TODD STOWELL
     ---------------------------------
     Todd Stowell